Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-256655) of LAVA Therapeutics N.V. of our report dated March 28, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Accountants N.V.

Eindhoven, The Netherlands

March 28, 2025